                                                                  EXHIBIT 20(a)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                            Discover Card Trust I
                   Series 1993-1 Monthly Statement
                  Class A Certificate CUSIP #25466KAA7
                  Class B Certificate CUSIP #25466KAB5


Trust Distribution Date: June 17, 1996        Due Period Ending:  May 31, 1996

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1993-1                                    Total        Interest       Principal
        Class A      33 days at 5.699690000%    $5.224715833    $5.224715833    $0.000000000

        Class B      30 days at 5.300000000%    $4.416666667    $4.416666667    $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $11,063,492,000.00
     Seller Interest                                    $1,858,249,022.87

     Total Master Trust                                $12,921,741,022.87


 (b) Group One Investor Interest                        $9,313,492,000.00

 (c) Group Two Investor Interest                        $1,750,000,000.00

 (d) Series 1993-1 Investor Interest                      $797,873,000.00

 (e) Class A Investor Interest                            $750,000,000.00

     Class B Investor Interest                             $47,873,000.00

3.   Allocation of Receivables Collected During the Due Period

                                                                  Finance Charge               Principal          Yield
                                                                   Collections                Collections      Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                                $173,378,781.50        $1,466,581,533.44         $0.00

     Seller:                                                       $26,827,663.65          $226,930,629.88         $0.00

 (b) Group One Allocation                                         $145,970,519.16        $1,234,739,718.27         $0.00

 (c) Group Two Allocation                                          $27,408,262.34          $231,841,815.17         $0.00

 (d) Series 1993-1 Allocations                                     $12,492,882.18          $105,675,158.99         $0.00

 (e) Class A Allocations                                           $11,752,118.33           $99,409,163.99         $0.00

     Class B Allocations                                              $740,763.85            $6,265,995.00         $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

               Deposits into the SPFAs
                            This Due                Total                  Deposit Deficit           Investment
                              Period               Deposits                     Amount                 Income
     Series 1993-1          $0.00                   $0.00                        0.00                   $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                                                 Total Payments
                                  Amount Paid                    Deficit Amount                    Through This
                                This Due Period                 This Due Period                     Due Period
     Series 1993-1                    $0.00                            $0.00                           $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                        Deposits Into the
                                          SIFAs This
                                          Due Period                  SIFA Balance
     Series 1993-1                        $4,129,975.96                    $0.00

7.   Pool Factors

                                                              This Due Period
     Class A                                                     1.00000000

     Class B                                                     1.00000000

8.   Investor Charged-Off Amount

                                                                    Cumulative
                                                                     Investor
                                                                    Charged-Off
                                           This Due Period            Amount
 (a) Group One                               $46,552,855.74            $0.00

 (b) Group Two                                $8,741,031.34            $0.00

 (c) Series 1993-1                            $3,984,224.66            $0.00

 (d) Class A                                  $3,747,980.57            $0.00

     Class B                                    $236,244.09            $0.00

9.   Investor Losses This Due Period

                                                                     Per $1,000 of
                                                                   Original Invested
                                                  Total                Principal
 (a) Group One                                    $0.00                   $0.00

 (b) Group Two                                    $0.00                   $0.00

 (c) Series 1993-1                                $0.00                   $0.00

 (d) Class A                                      $0.00                   $0.00

     Class B                                      $0.00                   $0.00

10.  Reimbursement of Investor Losses This Due Period               Per $1,000 of
                                                                  Original Invested
                                                Total                 Principal
 (a) Group One                                    $0.00                 $0.00

 (b) Group Two                                    $0.00                 $0.00

 (c) Series 1993-1                                $0.00                 $0.00

 (d) Class A                                      $0.00                 $0.00

     Class B                                      $0.00                 $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses        Per $1,000 of
                                                            Original Invested
                                                  Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $15,522,486.67

 (b) Group Two                                            $2,916,666.67

 (c) Series 1993-1                                        $1,329,788.33

 (d) Class A                                              $1,250,000.00

     Class B                                                 $79,788.33

13.  Class Available Subordinated Amount at the end of the Due Period

                                                               As a Percentage
                                                                 of Class A
                                             Total             Invested Amount
     Series 1993-1 Class B               $63,829,840.00             8.5106%

14.  Total Available Credit Enhancement Amounts

                                                         Shared Amount           Class B Amount
     Maximum Amount                                     $19,946,825.00             $15,957,460.00

     Available Amount                                   $19,946,825.00             $15,957,460.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                        $0.00                      $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding                 $13,118,678,188.75

                              Delinquent Amount            Percentage of Ending
     Payment Status           Ending Balance               Receivables Outstanding
     30-59 days                 $291,613,022.33                       2.22%

     60-179 days                $428,404,408.50                       3.27%

                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                            BY:
                                -----------------------------
                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                              Discover Card Trust I

                           Series 1993-1 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on June 17, 1996:

1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                                             $1,893,718,608.45

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                $99,409,163.99

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                         $11,752,118.33

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                         $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                           $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class A Required Amount Shortfall                                $0.00
           is equal to

     (b)   with respect to the Class A Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

     (c)   with respect to the Class A Investor Interest is equal to                            $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                        $3,918,536.88

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                 $6,265,995.00

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                            $740,763.85

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                         $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                           $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)   with respect to the Class B Required Amount Shortfall                                $0.00
           is equal to

     (b)   with respect to the Class B Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

     (c)   with respect to the Class B Investor Interest is equal to                            $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                         $211,439.08

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of June, 1996.



                          GREENWOOD TRUST COMPANY
                            as Master Servicer

                          By:
                             ---------------------------------
                          Vice President, Director of Accounting,
                          and Treasurer